UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2022

 U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	USPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
◻

Item  1.01     Entry into a Material Definitive Agreement.
On March 23, 2022, U.S. Physical Therapy, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement, effective on such date (“Employment Agreement”) with Rick Binstein in connection with Mr. Binstein’s appointment as the Company’s Executive Vice President.   Mr. Binstein also serves as the Company’s General Counsel and Secretary.  Mr. Binstein is entitled to receive an annual base salary of $340,000 and additional bonuses based on achievement of certain goals and objectives in the discretion of the Compensation Committee of the Company’s Board of Directors (the “Board”).  Mr. Binstein’s salary is subject to increase at the discretion of the Board.  Mr. Binstein also is entitled to certain severance and other financial benefits in the event of the termination of his employment under certain circumstances, as well as being entitled to certain change in control benefits. For the specific terms and conditions regarding these benefits, reference is made to the Employment Agreement which is filed with this Current Report on Form 8-K as Exhibit 10.1.  Mr. Binstein also participates in the equity and bonus plans for senior management as described in more detail in the Company’s Current Report on Form 8-K/A filed with the SEC on this date, March 23, 2022.

The foregoing descriptions of the Employment Agreement are qualified in their entirety by reference to the full text of the Employment Agreement which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 17, 2022, Rick Binstein, was appointed as an Executive Vice President of the Company.  Mr. Binstein also continues to serve as the General Counsel and Secretary of the Company.

Mr. Binstein, age 61, joined the Company in 2011 as Vice President, General Counsel and Secretary and has served in that role until March 17, 2022.   From 2001 through 2010, Mr. Binstein served as Vice President, General Counsel and Secretary for Physiotherapy Associates, Inc. (and its predecessor, Benchmark Medical, Inc.), a national provider of outpatient physical therapy services. From 1997 through 2000, Mr. Binstein served as Assistant General Counsel and then General Counsel of NovaCare, Inc., a national provider of rehabilitation services. Mr. Binstein practiced law in various law firms from 1986 through 1996.  Mr. Binstein received a law degree in 1986 from The Columbus School of Law at The Catholic University of America and received a Bachelor of Science degree in Business Administration from the University of Delaware in 1983.

The descriptions of the Employment Agreement with Mr. Binstein are incorporated by reference into this Item 5.02.

Exhibits Description of Exhibits

10.1*	Employment Agreement by and between the Company and Rick Binstein entered into on March 23, 2022.

* Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated: March 23, 2022	By:	/s/ CAREY HENDRICKSON
Carey Hendrickson
Chief Financial Officer
(duly authorized officer and principal financial and accounting officer)